EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation

Wakefield, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-109678, 333-111434, 333-117366) and Form S-8 (No. 333-111117) of Implant Sciences Corporation of our report dated September 21, 2004, relating to the financial statements which appears in this Form 10-KSB/A.

/s/ BDO Seidman, LLP
Boston, MA

June 29, 2005